Exhibit 99.1

NEWS RELEASE

1300 Main Street, P.O. Box 130 • Atchison, Kansas 66002-0130

913.367.1480 • 800.255.0302 • Fax 913.367.0192

www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ

Contact:  Steve Pickman at 913-367-1480

For Immediate Release

MGP Ingredients, Inc. Schedules Fiscal 2006 Second Quarter

Financial Release Date, Conference Call

ATCHISON, Kan., January 24, 2006 – MGP Ingredients, Inc. (Nasdaq/MGPI) will report its fiscal 2006 second quarter financial results prior to the market’s opening on Thursday, February 9, to be followed by an investor conference call that day at 10 a.m. central time.

Participating in the conference call will be Ladd Seaberg, President and Chief Executive Officer; Brian Cahill, Vice President of Finance and Chief Financial Officer; Michael Trautschold, Executive Vice President of Marketing and Sales; and Steve Pickman, Vice President of Corporate Communications.  They will review the company’s second quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (800) 322-0079 by 9:50 a.m. central time on October 25, or access it on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

###